Exhibit 99.1

For more information, contact:
Lyne Andrich, 303.312.3458
Sue Hermann, 303.312.3488

CoBiz Financial to Participate in U.S. Treasury Capital Purchase Program

Company receives preliminary approval for investment of $64.5 million

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.6 billion in assets, announced that it has received preliminary approval from the U.S. Department of the Treasury to participate in its voluntary Capital Purchase Program. Through the program, the Treasury will invest $64.5 million in the Company’s senior preferred stock.

This preferred stock will carry a 5% coupon for five years, and 9% thereafter. In addition, the Treasury Department will receive warrants to purchase shares of CoBiz common stock in an amount and price to be determined at closing. The warrants will expire in 10 years. Receipt of the funding is subject to execution of definitive agreements and satisfaction of closing conditions.

 “We are pleased to receive preliminary approval which is a reflection of our company’s continuing strength,” said Steve Bangert, chairman and CEO. “This capital expands our ability to provide loans to top businesses in our communities while allowing us to pursue strategic opportunities. We believe this difficult environment will generate a number of options for well-capitalized companies such as CoBiz which would normally not be available.”

CoBiz recently placed $20.4 million of subordinated debentures through sources very familiar with the company. The addition of new capital through the Treasury program will increase the company’s Total Capital ratio to approximately 15%, based on Sept. 30, 2008 levels. This is well above the 10% level required to be considered “Well Capitalized” by federal banking standards.

In addition, the company has elected to continue to participate in the Federal Deposit Insurance Corp.’s Temporary Liquidity Guarantee Program which consists of unlimited deposit insurance on non-interest-bearing accounts and the guarantee of newly issued senior unsecured debt.

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“Almost one-third of our total deposits are non-interest-bearing so the 10-basis-point surcharge on balances in accounts covered by the program will be a significant expense,” said Bangert. “However, we believe the ability to attract more deposits to our franchise while offering additional peace of mind to current customers outweighs the costs.”

About CoBiz Financial

CoBiz Financial Inc. (www.cobizfinancial.com) is a $2.6 billion financial holding company headquartered in Denver. The Company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through CoBiz Trust, Alexander Capital Management Group and Wagner Investment Management, Inc.; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.